UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/09/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 9, 2011, the Registrant entered into a Bridge Note and Warrant Purchase Agreement ("Purchase Agreement") with certain "accredited investors" (each, an "Investor" and collectively, the "Investors"), as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"), for the purchase and sale of senior subordinated promissory notes ("Notes") and warrants ("Warrants"). At the closing, the Registrant received gross proceeds of $695,000, which will be used for general working capital purposes, and issued warrants entitling the Investors to purchase up to an aggregate of 78,455 shares of the Registrant's common stock (the "Warrant Shares") at $2.92 per share.

The Purchase Agreement contains customary representations, warranties, conditions to closing and covenants. The Purchase Agreement provides the Investors with piggyback registration rights for the shares underlying the Warrants (the "Warrant Shares"). The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete terms of such Purchase Agreement, filed herewith as Exhibit 10.1, which are incorporated herein by reference.

The Notes have an interest rate of 15% per year. Principal and accrued interest is due and payable on September 30, 2011 (the "Maturity Date"). The Notes are subordinate to the Registrant's senior secured indebtedness but senior to all future indebtedness of the Registrant.   The foregoing description of the Note is qualified in its entirety by reference to the complete terms of such Notes, the form of which is filed herewith as Exhibit 10.2, which are incorporated herein by reference.

The Warrants have a three year term, contain standard and customary anti-dilution provisions, and may be exercised on a cashless basis unless the shares underlying the Warrants at the time of exercise are covered by an effective resale registration statement, in which case they must be exercised for cash. The foregoing description of the Warrants is qualified in its entirety by reference to the complete terms of such Warrants, the form of which is filed herewith as Exhibit 10.3, which are incorporated herein by reference.

The Registrant paid its placement agent a cash fee of approximately $65,000.

The Notes, Warrants and Warrant Shares (collectively, the "Securities") have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act or any applicable state securities laws.

As a result of the transaction described above, the anti-dilution provision contained in warrants issued by the Registrant on October 27, 2006 (the "October 2006 Warrants") and on August 19, 2008 (the "August 2008 Warrants") was triggered. The exercise price for the October 2006 Warrants was reset from $3.0510 to $2.9200 and the number of shares subject to the October 2006 Warrants was increased from 1,277,593 to 1,334,908. The exercise price for the August 2008 Warrants was reset from $43.6535 to $43.4074 and the number of shares subject to the August 2008 Warrants increased from 1,237,758 to 1,244,776.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures made under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures made under Item 1.01 are incorporated in this Item 3.02 by reference. The Notes and Warrants were issued to "accredited investors" in transactions exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act and similar exemptions under applicable state securities laws. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the Securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03.    Material Modifications to Rights of Security Holders

The disclosures made under Item 1.01 are incorporated in this Item 3.03 by reference.

Item 9.01.    Financial Statements and Exhibits

10.1 Bridge Note and Warrant Purchase Agreement
10.2 Form of Senior Subordinated Promissory Note
10.3 Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: May 11, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Bridge Note and Warrant Purchase Agreement
EX-10.2	Form of Senior Subordinated Promissory Note
EX-10.3	Form of Common Stock Purchase Warrant